Oppenheimer Growth Fund
                            Exhibit 24(b)(16) to Form N-1A
                        Performance Data Computation Schedule


The Fund's average annual total returns and total returns are calculated as described below, on the basis of the Fund's distributions, for the past 10 years which are as follows:

  Distribution          Amount From       Amount From
  Reinvestment          Investment        Long or Short-Term      Reinvestment
  (Ex)Date              Income            Capital Gains           Price

Class A Shares
  12/23/87               0.3870000         0.1730000               14.810
  12/22/88               0.5900000         0.0400000               16.520
  12/21/89               0.7000000         0.0000000               19.130
  12/20/90               0.5500000         0.0000000               18.390
  12/19/91               0.3550000         0.0000000               23.730
  12/17/92               0.2450000         1.5710000               27.440
  12/28/93               0.1550000         0.6390000               27.720
  12/28/94               0.2394000         2.7965000               25.290
  12/27/95               0.4055000         3.1018000               30.560
  12/02/96               0.4941900         3.7715000               34.000


Class B Shares
  12/28/93               0.1070000         0.6390000               27.610
  12/28/94               0.1281000         2.7965000               25.070
  12/27/95               0.2755000         3.1018000               30.060
  12/02/96               0.2710500         3.7715000               33.300


Class C Shares
  12/27/95               0.4018900         3.1018000               30.500
  12/02/96               0.3674400         3.7715000               33.740


Class Y Shares
  12/28/94               0.2599000         2.7965000               25.290
  12/27/95               0.4430500         3.1018000               30.540
  12/02/96               0.5717400         3.7715000               33.940




























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Oppenheimer Growth Fund
Page 2


1. AVERAGE ANNUAL TOTAL RETURNS FOR THE PERIODS ENDED 08/31/97:

   The formula for calculating average annual total return is as follows:

          1                             ERV n
   --------------- = n                  (---) - 1 = average annual total return
   number of years                        P

   Where:  ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period
           P   = hypothetical initial investment of $1,000


Class A Shares

Examples, assuming a maximum               Examples at NAV:
  sales charge of 5.75%:

  One Year                                 One Year

  {($1,272.70/$1,000)^ 1} - 1 = 27.27%     {($1,350.27/$1,000)^ 1} - 1 = 35.03%

  Five Year                                Five Year

  {($2,284.54/$1,000)^.2} - 1 = 17.97%     {($2,423.87/$1,000)^.2} - 1 = 19.37%

  Ten Year                                 Ten Year

  {($3,677.05/$1,000)^.1} - 1 = 13.91%     {($3,901.42/$1,000)^.1} - 1 = 14.58%


Class B Shares

Example assuming a maximum                 Examples at NAV:
  contingent deferred sales charge
  of 5.00% for the first year, and
  2.00% for the inception year:

  One Year                                 One Year

  {($1,289.29/$1,000)^ 1} - 1  = 28.93%    {($1,339.29/$1,000)^ 1} - 1  = 33.93%

  Inception                                Inception

  {($2,048.28/$1,000)^.2476}-1 = 19.43%    {($2,068.26/$1,000)^.2476}-1 = 19.71%


Class C Shares

Example assuming a maximum                 Examples at NAV:
  contingent deferred sales charge
  of 1.00% for the first year, and
  0.00% for the inception year:

  One Year                                 One Year

  {($1,329.31/$1,000)^ 1} - 1  = 32.93%    {($1,339.31/$1,000)^ 1} - 1  = 33.93%

  Inception                                Inception

  {($1,483.04/$1,000)^.5455}-1 = 23.98%    {($1,483.04/$1,000)^.5455}-1 = 23.98%




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Oppenheimer Growth Fund
Page 3


1. AVERAGE ANNUAL TOTAL RETURNS FOR THE PERIODS ENDED 08/31/97: (Continued)

Class Y Shares

Example assuming a maximum                 Examples at NAV:
  contingent deferred sales charge
  of 0.00% for the first year, and
  0.00% for the inception year:

  One Year                                 One Year

  {($1,353.60/$1,000)^ 1} - 1  = 35.36%    {($1,353.60/$1,000)^ 1} - 1  = 35.36%

  Inception                                Inception

  {($2,031.65/$1,000)^.3077}-1 = 24.37%    {($2,031.65/$1,000)^.3077}-1 = 24.37%
















































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Oppenheimer Growth Fund
Page 4


2. CUMULATIVE TOTAL RETURNS FOR THE PERIODS ENDED 08/31/97:

    The formula for calculating cumulative total return is as follows:


               ( ERV - P ) / P = Cumulative Total Return

Class A Shares

Examples, assuming a maximum               Examples at NAV:
 sales charge of 5.75%:

  One Year                                 One Year

  $1,272.70 - $1,000/$1,000 =  27.27%      $1,350.27 - $1,000/$1,000 =  35.03%

  Five Year                                Five Year

  $2,284.54 - $1,000/$1,000 = 128.45%      $2,423.87 - $1,000/$1,000 = 142.39%

  Ten Year                                 Ten Year

  $3,677.05 - $1,000/$1,000 = 267.71%      $3,901.42 - $1,000/$1,000 = 290.14%


Class B Shares

Example assuming a maximum                 Examples at NAV:
  contingent deferred sales charge
  of 5.00% for the first year, and
  2.00% for the inception year:

  One Year                                 One Year

  $1,289.29 - $1,000/$1,000 =  28.93%      $1,339.29 - $1,000/$1,000 =  33.93%

  Inception                                Inception

  $2,048.28 - $1,000/$1,000 = 104.83%      $2,068.26 - $1,000/$1,000 = 106.83%



Class C Shares

Example assuming a maximum                 Examples at NAV:
  contingent deferred sales charge
  of 1.00% for the first year, and
  0.00% for the inception year:

  One Year                                 One Year

  $1,329.31 - $1,000/$1,000 =  32.93%      $1,339.31 - $1,000/$1,000 =  33.93%

  Inception                                Inception

  $1,483.04 - $1,000/$1,000 =  48.30%      $1,483.04 - $1,000/$1,000 =  48.30%








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Oppenheimer Growth Fund
Page 5


2.  CUMULATIVE TOTAL RETURNS FOR THE PERIODS ENDED 08/31/97: (Continued)

Class Y Shares

Example assuming a maximum                 Examples at NAV:
  contingent deferred sales charge
  of 0.00% for the first year, and
  0.00% for the inception year:

  One Year                                 One Year

  $1,353.60 - $1,000/$1,000 =  35.36%      $1,353.60 - $1,000/$1,000 =  35.36%

  Inception                                Inception

  $2,031.65 - $1,000/$1,000 = 103.17%      $2,031.65 - $1,000/$1,000 = 103.17%